POWER OF ATTORNEY

		The undersigned hereby constitutes and appoints each of Fumihiro Kozato, Mark Voll and Bonnie Tomei, signing singly, the undersigned's attorneys-in-fact with the power of substitution for the undersigned in any and all capacities, to sign and file any and all forms, schedules, statements and other documents required to be filed by the undersigned with the Securities and Exchange Commission, including but not limited to all Forms 3, Forms 4, Forms 5, Schedules 13D, and Schedules 13G, with respect to any shares of stock or other securities held directly or indirectly by the undersigned. The authority of said attorneys-in-fact under this Power of Attorney shall continue until the undersigned is no longer required to file any such forms, schedules, statements and other documents with the Securities and Exchange Commission, unless earlier revoked in writing. The undersigned hereby ratifies and confirms all that said attorneys-in-fact may do or cause to be done by virtue hereof. The undersigned hereby acknowledges that said attorneys-in-fact are not assuming any of the undersigned's responsibilities to comply with Section 13 or Section 16 of the Securities Exchange Act of 1934.


DATED: 	06/19/2006

\s\ Robert D. Cochran
Print name: Robert D. Cochran